UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

August 5, 2013
Date of report (Date of earliest event reported)

Supertel Hospitality, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Virginia
(State or Other Jurisdiction of Incorporation)

1-34087	52-1889548
(Commission File Number)	(IRS Employer Identification No.)
1800 West Pasewalk Avenue, Suite 200
Norfolk, NE	68701
(Address of Principal Executive Offices)	(Zip Code)

(402) 371-2520
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 5, 2013, Supertel Limited Partnership, a limited partnership 99% owned by Supertel Hospitality, Inc., entered into a purchase agreement with CHM Clermont Hotel Partners, LLC to purchase a hotel located in Clermont, Florida (the “Clermont Hotel”) for a purchase price of $9,050,000 in cash and a purchase agreement with CH Orlando Hotel Partners, LLC to purchase a hotel located in Orlando, Florida (the “Orlando Hotel”) for a purchase price of $12,200,000, consisting of cash and the assumption of approximately $4,888,000 of existing first mortgage debt.  As previously reported on Form 8-K filed May 17, 2013, Supertel has also entered into an agreement to purchase two hotels from CHSP Hotel Investors, LLC, an affiliate of the sellers of the Clermont Hotel and the Orlando Hotel.

The Clermont Hotel is a Hampton Inn and Suites and has 87 rooms.  The Orlando Hotel is a Fairfield Inn and Suites and has 118 rooms.  The hotels will be managed by an affiliate of the sellers and operated under existing franchise flags.  Supertel deposited $50,000 in escrow under each agreement.  The first mortgage debt on the Orlando Hotel bears an interest rate of 6.41% per annum, with monthly payments based on a 25 year amortization with the principal balance due on June 1, 2015.  Supertel may terminate the agreements, in its sole discretion, on or prior to October 4, 2013 and the escrow deposit will be returned to Supertel.

Supertel expects to complete the acquisition of the hotels prior to the end of the third quarter of 2013.  Each acquisition is subject to Supertel securing financing satisfactory to Supertel by September 30, 2013.  Further, the acquisitions are each subject to the completion by Supertel of its due diligence, the receipt of franchisor consents and the satisfaction of customary closing conditions, and in the case of the Orlando Hotel, lender consent to Supertel’s assumption of the existing first mortgage debt. In addition, the closing of the purchase of either hotel is dependent on the closing of the purchase of the other hotel.  In the event the purchase of one of the hotels cannot close, the sale and purchase of the other hotel must be by the mutual agreement of the parties.  Accordingly, Supertel can give no assurance that it will consummate the acquisition of these hotels within the time frame described in this Form 8-K, if at all.

The description of the purchase agreements is qualified in its entirety by the purchase agreements filed with this report as Exhibits 10.1 and 10.2 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.
10.1	Purchase Agreement effective August 5, 2013 between Supertel Limited Partnership and CHM Clermont Hotel Partners, LLC
10.2	Purchase Agreement effective August 5, 2013 between Supertel Limited Partnership and CH Orlando Hotel Partners, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Supertel Hospitality, Inc.

Date: August 9, 2013	By: /s/ Corrine L. Scarpello
Name: Corrine L. Scarpello
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Purchase Agreement effective August 5, 2013 between Supertel Limited Partnership and CHM Clermont Hotel Partners, LLC
10.2	Purchase Agreement effective August 5, 2013 between Supertel Limited Partnership and CH Orlando Hotel Partners, LLC